Exhibit 99.1

MicroVision Announces Second Quarter 2024 Results

REDMOND, WA / ACCESSWIRE / August 7, 2024 / MicroVision, Inc. (NASDAQ:MVIS), a leader in MEMS-based solid-state automotive lidar and ADAS solutions, today announced its second quarter 2024 results.

Key Business Highlights for Q2 2024

●	Building momentum toward full year guidance with Q2 revenue from industrial customers.

●	Actively engaging with top-tier global automotive OEMs, with seven high-volume RFQs for passenger vehicles and custom development opportunities.

●	Pursuing multiple near-term revenue opportunities with industrial customers in heavy equipment vertical.

●	Extending financial runway and operational efficiencies, streamlining cash burn and leveraging near-term hardware and software sales to automotive and industrial customers.

“We are pleased with our continued engagement in RFQs with automotive OEMs and are also excited by the uptick in interest in pre-RFQ collaboration and development work. With project delays and other automotive industry headwinds, we have worked hard to position MicroVision to successfully withstand these challenges,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “We’ve reduced operating expenses to extend our financial runway and are focused on near-term revenue opportunities in non-automotive markets.”

“While automotive projects are taking longer to ramp up, we remain actively engaged with multiple global OEMs for near-term custom development projects involving passenger vehicles scheduled for launch later this decade,” continued Sharma.

Key Financial Highlights for Q2 2024

●	Revenue for the second quarter of 2024 was $1.9 million, compared to $0.3 million for the second quarter of 2023, primarily driven by hardware sales to a long-standing customer in the agricultural market.

●	Net loss for the second quarter of 2024 was $23.9 million, or $0.11 per share, which includes $3.4 million of non-cash, share-based compensation expense and $3.0 million of non-cash, asset impairment charge, compared to a net loss of $20.6 million, or $0.12 per share, which includes $3.9 million of non-cash, share-based compensation expense, for the second quarter of 2023.

●	Adjusted EBITDA for the second quarter of 2024 was a $12.6 million loss, compared to a $15.3 million loss for the second quarter of 2023.

●	Cash used in operations in the second quarter of 2024 was $18.6 million, compared to cash used in operations in the second quarter of 2023 of $16.6 million.

●	The Company ended the second quarter of 2024 with $56.7 million in cash and cash equivalents, including investment securities, compared to $73.8 million at December 31, 2023.

Conference Call and Webcast: Q2 2024 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session at 1:30 PM PT/4:30 PM ET on Wednesday, August 7, 2024 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on August 7, 2024.

The live webcast and slide presentation can be accessed on the Company’s Investor Relations website under the Events tab at https://ir.microvision.com/events. The webcast will be archived on the website for future viewing.

About MicroVision

With offices in the U.S. and Germany, MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide automotive lidar sensors and solutions for advanced driver-assistance systems (ADAS) and for non-automotive applications including industrial, smart infrastructure and robotics. The Company has been leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; bargain purchase gain; share-based compensation; impairment charges; and restructuring costs. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

Forward-Looking Statements

Certain statements contained in this release, including customer engagement and the likelihood of success, opportunities for revenue and cash, expense reduction, market position, product portfolio, product and manufacturing capabilities, and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com

Source: MicroVision, Inc.

Microvision, Inc.

Consolidated Balance Sheet

(In thousands)

(Unaudited)

	June 30,	December 31,
	2024	2023

Assets
Current Assets
Cash and cash equivalents	$26,748	$45,167
Investment securities, available-for-sale	29,934	28,611
Restricted cash, current	73	3,263
Accounts receivable, net of allowances	1,970	949
Inventory	4,203	3,874
Other current assets	3,646	4,890
Total current assets	66,574	86,754

Property and equipment, net	8,131	9,032
Operating lease right-of-use assets	12,348	13,758
Restricted cash, net of current portion	1,961	961
Intangible assets, net	13,081	17,235
Other assets	1,321	1,895
Total assets	$103,416	$129,635

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$1,448	$2,271
Accrued liabilities	8,894	8,640
Accrued liability for Ibeo business combination	-	6,300
Contract liabilities	172	300
Operating lease liabilities, current	2,113	2,323
Other current liabilities	24	669
Total current liabilities	12,651	20,503

Operating lease liabilities, net of current portion	11,936	12,714
Other long-term liabilities	120	614
Total liabilities	24,707	33,831

Commitments and contingencies
Shareholders’ Equity
Common stock at par value	212	195
Additional paid-in capital	894,005	860,765
Accumulated other comprehensive income	101	210
Accumulated deficit	(815,609)	(765,366)
Total shareholders’ equity	78,709	95,804
Total liabilities and shareholders’ equity	$103,416	$129,635

MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Revenue	$1,900	$329	$2,856	$1,111

Cost of revenue	1,554	701	2,831	1,245

Gross profit (loss)	346	(372)	25	(134)

Research and development expense	14,204	13,851	31,515	26,543
Sales, marketing, general and administrative expense	7,746	9,692	16,824	18,429
Impairment of intangible assets	3,027	-	3,027	-
Gain on disposal of fixed assets	-	(15)	-	(15)
Total operating expenses	24,977	23,528	51,366	44,957

Loss from operations	(24,631)	(23,900)	(51,341)	(45,091)

Bargain purchase gain, net of tax	-	-	-	1,706
Other income, net	785	3,570	1,416	4,209

Net loss before taxes	$(23,846)	$(20,330)	$(49,925)	$(39,176)

Income tax expense	(84)	(279)	(318)	(460)

Net loss	$(23,930)	$(20,609)	$(50,243)	$(39,636)

Net loss per share - basic and diluted	$(0.11)	$(0.12)	$(0.25)	$(0.23)

Weighted-average shares outstanding - basic and diluted	208,665	177,302	202,706	176,009

Microvision, Inc.

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Six months ended June 30,
	2024	2023

Cash flows from operating activities
Net loss	$(50,243)	$(39,636)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	3,570	4,151
Bargain purchase gain, net of tax	-	(1,706)
Gain on disposal of fixed assets	-	(15)
Impairment of intangible assets	3,027	-
Impairment of operating lease right-of-use assets	393	-
Impairment of property and equipment	-	12
Inventory write-down	48	56
Share-based compensation expense	7,096	6,815
Net accretion of premium on short-term investments	(535)	(695)
Change in:
Accounts receivable	(1,021)	(821)
Inventory	(410)	69
Other current and non-current assets	1,818	(31)
Accounts payable	(850)	246
Accrued liabilities	254	4,138
Contract liabilities and other current liabilities	(765)	(1,692)
Operating lease liabilities	(1,299)	(1,096)
Other long-term liabilities	(476)	81
Net cash used in operating activities	(39,393)	(30,124)

Cash flows from investing activities
Sales of investment securities	22,655	48,700
Purchases of investment securities	(23,488)	(17,302)
Cash paid for Ibeo business combination	(6,300)	(11,233)
Purchases of property and equipment	(280)	(1,484)
Net cash (used in) provided by investing activities	(7,413)	18,681

Cash flows from financing activities
Principal payments under finance leases	-	(13)
Proceeds from stock option exercises	62	168
Net proceeds from issuance of common stock	26,109	55,866
Net cash provided by financing activities	26,171	56,021

Effect of exchange rate changes on cash and cash equivalents and restricted cash	26	-

Net increase (decrease) in cash and cash equivalents	(20,609)	44,578
Cash, cash equivalents and restricted cash at beginning of period	49,391	21,954

Cash, cash equivalents and restricted cash at end of period	$28,782	$66,532

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of June 30, 2024 and 2023:

	June 30,	June 30,
	2024	2023
Cash and cash equivalents	$26,748	$62,308
Restricted cash, current	73	3,263
Restricted cash, net of current portion	1,961	961
Cash, cash equivalents and restricted cash	$28,782	$66,532

MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Reconciliation of Non-GAAP Gross Profit (Loss):
Gross profit (loss)	$346	$(372)	$25	$(134)
Share-based compensation expense	-	-	-	-
Amortization of acquired intangibles	387	387	774	642
Adjusted Gross Profit	$733	$15	$799	$508

Reconciliation of Non-GAAP Loss:
GAAP Net loss	$(23,930)	$(20,609)	$(50,243)	$(39,636)
Interest, net	(559)	(446)	(1,108)	(945)
Income taxes	84	279	318	460
Depreciation and amortization	1,770	1,627	3,570	4,151
Bargain purchase gain, net of tax	-	-	-	(1,706)
Share-based compensation expense	3,353	3,866	7,096	6,815
Impairment of operating lease right-of-use assets	393	-	393	-
Impairment of intangible assets	3,027	-	3,027	-
Restructuring costs	3,216	-	5,714	-
Adjusted EBITDA	$(12,646)	$(15,283)	$(31,233)	$(30,861)